LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF LEHMAN BROTHERS INCOME FUNDS


Neuberger Berman California Tax-Free Money Fund

Neuberger Berman Core Bond Fund

Neuberger Berman Core Plus Bond Fund

Neuberger Berman Government Money Fund

Neuberger Berman New York Municipal Money Fund

Neuberger Berman Tax-Free Money Fund



Date: October 6, 2008

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                          LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE B

                              RATE OF COMPENSATION



FUND                                                   RATE OF COMPENSATION
                                                       BASED ON EACH FUND'S
                                                       AVERAGE DAILY NET ASSETS


Neuberger Berman California Tax-Free Money Fund        0.03%

Neuberger Berman Core Bond Fund                        0.15%

Neuberger Berman Core Plus Bond Fund                   0.05%

Neuberger Berman Government Money Fund                 0.05%

Neuberger Berman New York Municipal Money Fund         0.03%

Neuberger Berman Tax-Free Money Fund                   0.03%





Date: October 6, 2008